                                                                      EXHIBIT 28

July 20, 2000
                                                                          #22/00


CHITTENDEN REPORTS EARNINGS AND QUARTERLY DIVIDENDS
---------------------------------------------------

Burlington, VT -- Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced second quarter 2000 net income of $14.5 million compared to operating net income of $12.1 million earned in the same period last year. This represents $0.53 per diluted share, an increase of 26% compared to the $0.42 per diluted share earned in the second quarter of 1999. For the first six months of 2000, operating earnings were $29.9 million or $1.07 per diluted share, an increase of 27% from $0.84 for the same period last year. Chittenden also announced its quarterly dividend of $0.24 per share. The dividend will be paid on August 18, 2000, to shareholders of record on August 4, 2000.

Mr. Perrault also announced that the Board of Directors authorized the repurchase of an additional 2,000,000 shares of the Corporation's common stock (approximately 7% of the Company's outstanding Common Stock) in negotiated transactions or open market purchases. This is in addition to the 2,000,000 shares authorized by the Board earlier in the year. As of June 30, 2000, approximately 1.75 million shares of the original authorization had been repurchased.

In making the announcements, Perrault said, "Our operations continue to show good gains. The repurchase program and our dividend policy are the foundation of the capital management plan which is designed to maximize shareholder return without sacrificing future capital flexibility."

The net interest margin for the second quarter of 2000 was 4.66%, compared with 4.61% in the same period of 1999, and 4.81% for the first quarter of 2000. The net interest margin for the first six months of 2000 was 4.74%, compared with 4.61% for the 1999 period. Net interest income was $41.2 million for the second quarter of 2000 and $43.4 million for the second quarter of 1999. For the first half of 2000, net interest income was $83.7 million, compared with $86.4 million in 1999. The decrease in net interest income from 1999 to 2000 was attributed primarily to lower levels of earning assets resulting from required branch divestitures, which occurred during the second half of 1999 and the first quarter of 2000.

Noninterest income amounted to $14.2 million for the second quarter of 2000 and $28.2 million for the first half of 2000, down from $16.5 million and $32.7 million for the respective periods last year. The declines in noninterest income for 2000 were primarily attributable to lower levels of service charges on deposit accounts caused by the required branch divestitures referred to above. Also contributing were reduced gains on sales of mortgage loans related to lower volumes due to higher market interest rates.

Operating noninterest expenses were $31.2 million for the second quarter of 2000 and $63.3 million for the first six months of 2000, compared to $38.3 million and $76.5 million for the same periods last year. These amounts were approximately 18% lower than the respective periods of the previous year. The reduction in noninterest expense was due to reduced compensation expense caused by lower staffing levels, lower levels of incentive compensation accruals, reduced depreciation expense related to duplicative fixed assets written off as a result of the merger, and lower levels of amortization of intangibles resulting from the recovery of goodwill related to the divested branches.

The operating return on average equity was 17.32% for the second quarter of 2000, compared with 12.28% in the same quarter of 1999. The operating return on average assets for the second quarter of 2000 was 1.52%, up from 1.17% for the second quarter of

1999. The increases in operating ROE and ROA were attributable to higher levels of operating net income. Also contributing to the increase in operating ROE were lower levels of average stockholders equity in 2000, which resulted from the one-time merger related charges taken in the second quarter of 1999, the recovery of goodwill associated with branches divested in the fourth quarter of 1999 and the share repurchase program commenced in January of 2000. For the six months of 2000, the operating return on average assets was 1.56%, up from 1.16% a year ago. The operating return on average equity for the six months ended June 30, 2000 was 17.24%, compared to 12.35% a year ago.

On May 28, 1999, Chittenden Corporation completed its acquisition of Vermont Financial Services Corp. (VFSC) in a stock-for-stock merger. The acquisition has been accounted for as a pooling of interests. The Company recorded $71 million (pre-tax) of special charges in the second quarter of 1999. Merger related charges for the quarter ended June 30, 1999 totaled $49.9 million on a pre-tax basis. These merger expenses included conversion, severance and transaction costs, such as legal, advisory and accounting fees. Additionally, impaired goodwill, related to VFSC's purchase of Eastern Bancorp, totaling approximately $21.1 million was written off as a result of the divestitures required by the U.S. Department of Justice and the Federal Reserve. As a result of these special charges, Chittenden's net losses for the second quarter and the first six months of 1999 were $44.4 million and $32.5 million, respectively, or $1.58 and $1.16 per diluted share.

The allowance for possible loan losses was $39.6 million at June 30, 2000, down from $42.4 million a year ago, and $41.2 million at March 31, 2000. Nonperforming assets were $11.6 million at June 30, 2000, flat from the $12.0 million at March 31, 2000, and down from $14.4 million at the end of the second quarter of 1999. Net charge-off activity totaled $3.8 million for the second quarter of 2000 and $2.3 million for the second quarter of 1999 or 0.13% and 0.08%, respectively, of average loans for the periods.

Chittenden is a bank holding company with total assets of $3.8 billion at June 30, 2000. Its subsidiary banks are Chittenden Bank, The Bank of Western Massachusetts, and Flagship Bank and Trust Company. It also operates under the names First Savings of New Hampshire, Mortgage Service Center of New England, The Pomerleau Agency, and Chittenden Securities, Inc. The Company offers a broad range of financial products and services, including deposit accounts and services; consumer, commercial, and public sector loans; insurance; brokerage; and investment and trust services to individuals, businesses, and the public sector. To find out more about Chittenden and its products, visit our web site at www.chittenden.com. Chittenden Corporation news releases, including earnings announcements, are available via fax by calling 800-758-5804. The six-digit code is 124292.

CHITTENDEN CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)
(In Thousands, except for ratios, shares and per share amounts)

Period End Balance Sheet Data                               6/30/00        3/31/00       12/31/99        6/30/99
-----------------------------                               -------        -------       --------        -------
Cash and Cash Equivalents                                  $155,785       $128,242       $150,415       $187,441

Securities                                                  625,415        648,796        666,350        867,134

Loans:
  Commercial                                                483,134        473,911        445,426        521,450
  Municipal                                                  67,942         98,527         90,148         83,502
  Real Estate:
    Residential                                           1,074,685      1,074,130      1,070,389      1,122,024
    Commercial                                              720,532        704,126        689,254        631,655
    Construction                                             70,684         60,752         57,429         63,271
                                                     -----------------------------------------------------------
      Total Real Estate                                   1,865,901      1,839,008      1,817,072      1,816,950
  Consumer                                                  512,265        540,517        546,010        478,706
                                                     -----------------------------------------------------------

Total Loans                                               2,929,242      2,951,963      2,898,656      2,900,608
  Less:  Allowance for Possible Loan Losses                 (39,643)       (41,228)       (41,079)       (42,431)
                                                     -----------------------------------------------------------
Net Loans                                                 2,889,599      2,910,735      2,857,577      2,858,177

Other Real Estate Owned                                         579            690            416            615
Goodwill                                                     16,745         17,257         18,470         45,225
Other Assets                                                127,968        133,314        134,069        150,317
                                                     -----------------------------------------------------------

Total Assets                                             $3,816,091     $3,839,034     $3,827,297     $4,108,909
                                                     ===========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                                   $496,762       $499,405       $532,120       $603,880
  Money Market and Savings                                1,828,440      1,841,013      1,807,843      1,948,703
  Certificates of Deposit less than $100,000
    and Other Time Deposits                                 617,941        630,244        649,051        814,274
  Certificates of Deposit $100,000 and Over                 221,762        216,387        215,084        188,029
                                                     -----------------------------------------------------------
Total Deposits                                            3,164,905      3,187,049      3,204,098      3,554,886

Short-Term Borrowings                                       286,013        254,323        197,072        133,640
Accrued Expenses and Other Liabilities                       31,429         46,073         63,667         75,508
                                                     -----------------------------------------------------------
Total Liabilities                                         3,482,347      3,487,445      3,464,837      3,764,034

Total Stockholders' Equity                                  333,744        351,589        362,460        344,875
                                                     -----------------------------------------------------------

Total Liabilities and Stockholders' Equity               $3,816,091     $3,839,034     $3,827,297     $4,108,909
                                                     ===========================================================

Book Value per Common Share                                  $12.47         $12.68         $12.77         $12.23
Common Shares Outstanding                                26,754,968     27,725,668     28,378,232     28,193,504

Credit Quality Data
-------------------
     Nonperforming Assets (including OREO)                  $11,603        $11,970         $9,588        $14,179
     90 days past due and still accruing                      4,751          6,594          5,016          4,273
     Nonperforming Assets to Loans Plus OREO                   0.40%          0.41%          0.33%          0.49%
     Allowance to Loans                                        1.35%          1.40%          1.42%          1.46%
     Allowance to Nonperforming Loans (excluding             359.61%        365.50%        447.87%        312.82%
OREO)

QTD Average Balance Sheet Data
------------------------------
     Loans, Net                                          $2,921,259     $2,878,805     $2,874,550     $2,815,280
     Earning Assets                                       3,604,521      3,601,692      3,695,548      3,844,795
     Total Assets                                         3,840,153      3,855,612      3,974,702      4,164,198
     Deposits                                             3,192,879      3,186,530      3,377,295      3,587,970
     Stockholders'  Equity                                  336,093        356,639        358,112        396,045

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CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF
OPERATIONS
(Unaudited)
(In Thousands, except for ratios, shares and per share amounts)

                                                          For the Three Months               For the Six Months
                                                             Ended June 30,                    Ended June 30,
                                                           2000            1999              2000            1999
                                                           ----            ----              ----            ----
Interest Income:
 Interest on Loans                                      $61,319         $57,442          $120,935        $113,949
 Interest on Investments                                 10,366          14,374            21,202          29,908
                                                -------------------------------    ------------------------------
Total Interest Income                                    71,685          71,816           142,137         143,857
                                                -------------------------------    ------------------------------

Interest Expense:
  Deposits                                               26,176          26,873            50,655          54,243
  Short-term Borrowings                                   4,307           1,567             7,757           3,210
                                                -------------------------------    ------------------------------
Total Interest Expense                                   30,483          28,440            58,412          57,453

Net Interest Income                                      41,202          43,376            83,725          86,404
Provision for Possible Loan Losses                        2,175           2,175             4,350           4,350
                                                -------------------------------    ------------------------------

Net Interest Income after Provision
    for Possible Loan Losses                             39,027          41,201            79,375          82,054
                                                -------------------------------    ------------------------------

Noninterest Income:
  Investment Management and Trust Income                  3,375           3,657             6,868           7,199
  Service Charges on Deposit Accounts                     3,421           4,884             7,108           9,450
  Mortgage Servicing Income                               1,121             807             2,058           1,739
  Gains on Sales of Mortgage Loans, Net                     570           1,459             1,181           3,290
  Credit Card Income, Net                                 1,473           1,350             2,626           2,593
  Insurance Commissions, Net                                688             560             1,469           1,201
  Other                                                   3,590           3,781             6,879           7,185
                                                -------------------------------    ------------------------------
Total Noninterest Income                                 14,238          16,498            28,189          32,657
                                                -------------------------------    ------------------------------

Noninterest Expense:
  Salaries and Employee Benefits                         15,945          19,407            32,274          38,845
  Net Occupancy Expense                                   3,664           6,353             8,492          12,868
  Other Real Estate Owned, Net                              (17)            262               (67)            292
  Amortization of Intangibles                               520           1,490             1,060           2,957
  Special Charges                                             -          70,995               833          70,995
  Other                                                  11,063          10,769            21,575          21,533
                                                -------------------------------    ------------------------------
Total Noninterest Expense                                31,175         109,276            64,167         147,490
                                                -------------------------------    ------------------------------

Income (Loss) Before Income Taxes                        22,090         (51,577)           43,397         (32,779)
Income Tax Expense (Benefit)                              7,620          (7,174)           14,336            (294)
                                                -------------------------------   -------------------------------

Net Income (Loss)                                       $14,470        $(44,403)          $29,061        $(32,485)
                                                ===============================    ==============================

Weighted Average Common Shares Outstanding           27,169,070       28,121,995       27,648,697      28,044,635
Weighted Average Common and
   Common Equivalent Shares Outstanding              27,457,560       28,601,396       27,971,691      28,543,302

Earnings (Loss) Per Share, Basic                          $0.53           $(1.58)           $1.05          $(1.16)
Earnings (Loss) Per Share, Diluted                         0.53            (1.58)            1.04           (1.16)
Dividends Per Share                                        0.24             0.22             0.46            0.40

Operating Net Income                                    $14,470          $12,127          $29,854         $24,018
Operating Earnings Per Share, Basic                        0.53             0.43             1.08            0.86
Operating Earnings Per Share, Diluted                      0.53             0.42             1.07            0.84

Operating Return on Average Equity                        17.32%           12.28%           17.24%          12.35%
Operating Return on Average Assets                         1.52%            1.17%            1.56%           1.16%
Net Yield on Earning Assets                                4.66%            4.61%            4.74%           4.61%